SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2007

POINT THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	(0-19410)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)

155 FEDERAL STREET, BOSTON, MASSACHUSETTS 02110
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (617) 933-2130

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 15, 2007, Point Therapeutics, Inc. (“the Company”) issued a press release announcing that the Company’s Board of Directors approved an unscheduled interim analysis on the Phase 3 non-small cell lung cancer (NSCLC) study of talabostat in combination with pemetrexed (Alimta®: Eli Lilly). The study was designed to enroll 400 NSCLC patients who have already failed either one or two prior drug regimens. To date, approximately 360 patients have enrolled in the study. The interim analysis will examine approximately 150 events that have already been recorded in this study, with events being defined as either disease progression or death. The Company expects results from the interim analysis by the end of this month.

A copy of the press release is attached as Exhibit 99.1 to this report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

99.1 - Press release issued by Point dated May 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POINT THERAPEUTICS, INC.

May 15, 2007	By:	/s/ Donald R. Kiepert, Jr.
Name: Donald R. Kiepert, Jr.
Title: President, Chief Executive Officer

EXHIBIT INDEX

The following exhibit is filed herewith:

Exhibit	Description
99.1	Press release issued on May 15, 2007.